Exhibit 99.1
News Release

Digirad Announces that it has Completed its Strategic Partnership and Investment into Perma-Fix Medical

Suwanee, GA - July 27, 2015 - Digirad Corporation (NASDAQ: DRAD) today announced that it has completed its previously announced strategic partnership and investment into Perma-Fix Medical S.A., the Polish subsidiary of Perma-Fix Environmental Services, Inc. (NASDAQ: PESI).

Under this partnership, Digirad invested $1 million into Perma-Fix Medical S.A., which is a publicly traded company listed on the NewConnect market of the Warsaw Stock Exchange. The investment constituted approximately 5.4% of the outstanding common shares of Perma-Fix Medical S.A. As part of the partnership and investment, Digirad appointed Matt Molchan, President and CEO of Digirad Corporation, to Perma-Fix Medical S.A.’s Supervisory Board. As part of the partnership, upon successful completion of development of the new Tc-99m resin, Digirad will purchase agreed upon quantities of Tc-99m for its nuclear imaging operations either directly or in conjunction with its preferred nuclear pharmacy supplier and Perma-Fix Medical S.A. will supply Digirad or its preferred nuclear pharmacy supplier with Tc-99m at a preferred rate.

Matt Molchan, President and CEO of Digirad, commented, “Perma-Fix Medical S.A. has made significant progress since we began our relationship and we look forward to working closely with them to bring this transformation process to market. We believe the Perma-Fix Medical S.A. process can develop into the standard of production of Tc-99m for many years into the future.”

Steve Belcher, CEO of Perma-Fix Medical S.A., commented, “We are pleased to have finalized our agreement with Digirad, which we believe will help accelerate development and commercialization of our new proprietary process to produce Tc-99m without the use of uranium. This new process does not use either highly enriched uranium (HEU) or low enriched uranium (LEU), and therefore addresses the major industry challenges of the current process, including waste production, proliferation risk, and a stable supply chain. As one of the leading users of Tc-99m, Digirad is an ideal partner with extensive industry knowledge and expertise to help finalize our development.”

Dr. Centofanti, President and CEO of Perma-Fix Environmental Services, Inc. continued, “We are pleased to move forward with our strategic partnership with Digirad, especially in light of our recent tests at the 4 curie level, which confirmed that our proprietary resins could withstand higher levels of radiation. This milestone has gained significant attention within the industry and we are moving forward rapidly with plans to establish additional partners involved in the supply chain.”

About Tc-99m
Tc-99m is the most widely used medical isotope in the world. It allows medical practitioners to image internal body organs and is used in 80%-85% of the 25 million diagnostic nuclear medical procedures each year in the U.S. alone. Common procedures include: cardiac imaging; cancer detection; bone scans; gastrointestinal issues; imaging of the brain, kidney, spleen; and imaging for infections. The radioisotope market in Europe alone is expected to reach $1.6 billion in 2017, up from $1.1 billion in 2012.

Nearly all of the world’s supply of Tc-99m comes from the thermal fission of HEU targets in a small number of highly specialized reactors. The current process is costly and from time to time, has experienced disruptions which has resulted in short-term shortages. The current process also raises serious proliferation concerns related to the threat associated with international production, transportation and/or use of HEU in the production of medical isotopes.

Perma-Fix Medical S.A.’s technology overcomes these issues by using neutron capture to activate natural molybdenum, a common metal, to produce Molybdenum 99 (Mo-99), which decays into Tc-99m. Unlike conventional processes, the Perma-Fix Medical S.A. process can be produced locally using standard research and commercial reactors, thereby eliminating the need for special purpose reactors. The new process encompasses the full production cycle, from reactor to final medical supply, and should be easily deployable around the world within the current industry infrastructure.

To overcome past issues with neutron activation of Mo-99, Perma-Fix Medical S.A. has developed a specialized resin that is radiation resistant and holds large quantities of Mo-99, but at the same time releases almost 90% of the Tc-99m as it forms from the decay of Mo-99. The resin, loaded with the activated Mo-99, is placed in a technetium generator and slowly washed with a saline based solution. The eluent solution containing Tc-99m has been shown to meet targeted United States Pharmacopeia (USP) standards for pertechnetate.

About Digirad
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

About Perma-Fix Medical S.A.
Perma-Fix Medical S.A. is a subsidiary of Perma-Fix Environmental Services Inc., a NASDAQ listed company. It was formed to develop, obtain U.S. Food and Drug Administration (FDA) and other regulatory approvals and commercialize a new process to produce Tc-99m, the most widely used medical isotope in the world. The new process is expected to solve worldwide shortages of Tc-99m as it is less expensive, does not require the use of government-subsidized, weapons-grade materials and can be easily deployed around the world using standard research and commercial reactors, thereby eliminating the need for special purpose reactors. Please visit Perma Fix Medical S.A. at http://www.medical-isotope.com.

About Perma-Fix Environmental Services
Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services. The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the Department of Energy (DOE), the Department of Defense (DOD), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities nationwide. Please visit Perma Fix Environmental Service at http://www.perma-fix.com.

Forward-Looking Statements
This press release contains “forward‑looking statements” which are based largely on the each company's expectations and are subject to various business risks and uncertainties, certain of which are beyond each company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions including, validation of the Perma-Fix Medical S.A. technology, development and commercialization of the Tc-99m process and the benefits of such process. These risks are detailed in Perma-Fix Environmental Services and Digirad Corporations’ filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and each company undertakes no obligation to revise or update the forward-looking statements contained herein.

Contacts:

For Digirad Corporation
Jeffry Keyes
Chief Financial Officer
(858) 726-1600
ir@digirad.com

For Perma-Fix Environmental Services and Perma Fix Medical
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316